Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Enbridge Inc. of our report dated February 13, 2026 relating to the financial statements and effectiveness of internal control over financial reporting of Enbridge Inc., which appears in Enbridge Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Calgary, Alberta

Canada

July 31, 2026

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